Exhibit B-4(f)(3)

                                                             EXECUTION COPY









                 SECOND CONSOLIDATED, AMENDED AND RESTATED
                              NOTE AGREEMENT




                      Dated as of September 27, 2002.

                                   among

                              GOLD KIST INC.,

                        the GATEWAY RECOVERY TRUST

                                    and

                     THE PRUDENTIAL INSURANCE COMPANY
                                OF AMERICA





                              GOLD KIST INC.
                       244 Perimeter Center Parkway
                          Atlanta, Georgia 30346





The Prudential Insurance Company
  of America ("Prudential") and the Gateway Recovery
   Trust ("Gateway" and together with Prudential, the
   "Noteholders")
c/o Prudential Capital Group
1170 Peachtree Street, Suite 500
Atlanta, Georgia 30309


Ladies and Gentlemen:

     The undersigned, GOLD KIST INC. (herein called the "Company") is a party with you to that certain Consolidated, Amended and Restated Note Agreement dated as of November 3, 2000 (as amended, modified or supplemented from time to time, the "2000 Agreement").

     The Company and the Noteholders are parties to the 2000 Agreement as in effect on the date hereof. The Company has requested and the
Noteholders have agreed (on the terms and subject to the conditions hereinafter set forth) to consolidate, amend and restate the 2000 Agreement in its entirety as set forth herein.

     NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree that the 2000 Agreement shall be and hereby is consolidated, amended and restated effective as of September 27, 2002 to read in its entirety as follows:

     1.   PRELIMINARY STATEMENTS.

     1A. The Issued Notes and the Exchange Notes. The Company has authorized (i) the issue of its senior promissory notes (the "2000 Series B Exchange Notes") in the aggregate original principal amount of $30,000,000, dated November 3, 2000 to mature February 11, 2012; and (ii) the issue of its senior promissory notes (the "2000 Series C Exchange Notes") in the aggregate principal amount of $25,000,000 dated November 3, 2000, to mature May 30, 2012. The Company will authorize notes, in substantially the form of Exhibit A, (i) in exchange for the 2000 Series B Exchange Notes (the "Series B Exchange Note") and (ii) in exchange for the 2000 Series C Exchange Notes (the "Series C Exchange Note") (collectively, the Series B Exchange and the Series C Exchange Notes, the "Exchange Notes"). The terms "2000 Series B Exchange Note" and "2000 Series B Exchange Notes", and "2000 Series C Exchange Note" and "2000 Series C Exchange Notes", as used herein shall include, respectively, each 2000 Series B Exchange Note, and 2000 Series C Exchange Note previously delivered and any such Note delivered in substitution or exchange therefor. The terms "Note" and "Notes" as used herein shall include each Exchange Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

     1B. Purpose of Agreement. The Company is, simultaneously with this Agreement, entering into the Bank Agreement in order to amend certain provisions, including the financial covenants. The Company has requested similar amendments to the 2000 Agreement. This Amended and Restated Note Agreement (this "Agreement") provides for those amendments and for the exchange of Notes pursuant to Section 2, among other things.

     2. EXCHANGE OF NOTES. On November 3, 2000, the Company issued (i) to Prudential the 2000 Series B Exchange Notes and (ii) to Prudential and Gateway the 2000 Series C Exchange Notes. The Company hereby agrees to issue to the Noteholders and, subject to the terms and conditions herein set forth, the Noteholders agree to accept from the Company, in exchange for each 2000 Series B Exchange Note and 2000 Series C Exchange Note, an Exchange Note in substantially the form of Exhibit A, in the principal amounts set forth on the Purchaser Schedule hereto. Each exchange shall occur at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, on the date of closing, which shall be September 27, 2002 or any other date upon which Prudential and the Company may mutually agree (herein called the "Exchange Closing" or the "Exchange Closing Day").

     3. CONDITIONS OF CLOSING. The obligation of Prudential to exchange any 2000 Series B Exchange Note or 2000 Series C Exchange Note for Exchange Notes is subject to the satisfaction, on or before the Exchange Closing Day, of the following conditions:

     3A. Certain Documents. Prudential shall have received the following, each dated the date of the Exchange Closing Day:

          (i) The Note(s) issued to you in exchange for the 2000 Series B Exchange Note as a Series B Exchange Note and the 2000 Series C Exchange Notes as a Series C Exchange Note.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of Exchange Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Exchange Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Exchange Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

          (v) A favorable opinion of Alston & Bird, special counsel to the Company (or such other counsel designated by the Company and satisfactory to Prudential and which addresses the matters set forth in Exhibit B attached hereto and as to such other matters as Prudential may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the exchange of any Notes will constitute a reconfirmation of such direction, and understands and agrees that Prudential will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for the Company from the Secretary of State of Georgia dated of a recent date and good standing or other certificates of qualification to do business as a foreign corporation for the States of Alabama, Arkansas, Florida, Indiana, Kentucky, Louisiana, Mississippi, New Hampshire, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Virginia.

          (vii) Confirmation that all fees and disbursements of King & Spalding, counsel to Prudential, have been paid in full.

          (viii) Certified copies of a duly executed copy of the Bank Agreement and any other evidence Prudential may require to show that the Bank Agreement and the Loan Documents (as such term is defined in the Bank Agreement) have been delivered and have taken effect.

          (ix) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by Prudential.

     3B. Opinion of Prudential's Special Counsel. The Noteholders shall have received from King & Spalding or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to Prudential as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the Exchange Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Exchange Closing Day no Event of Default or Default; and the Company shall have delivered to Prudential an Officer's Certificate, dated the Exchange Closing Day, to both such effects.

     3D. Purchase Permitted by Applicable Laws. The exchange of Issued Notes for Exchange Notes by the Noteholders, on the terms and conditions herein provided (including the use of the proceeds of such Notes received or to be received by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Noteholder to any tax (other than any income taxes arising from such Noteholder's ownership of the Notes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Prudential shall have received such certificates or other evidences as it may request to establish compliance with this condition.

     3E.   Payment of Fees.  The Company shall have paid to Prudential  any fees due it pursuant to or in connection with this Agreement.

     3F. No Material Adverse Change. Prudential shall have received a certificate from the chief financial officer of the Company, dated the
Exchange Closing Day, saying that no material adverse change in the financial condition, business, operations or prospects of the Company or its subsidiaries, taken as a whole, (except as otherwise described in subsequent unaudited quarterly financial statements and other correspondence delivered to Prudential) has occurred since June 29, 2002.

     3G.   Guaranty  Agreement.   Prudential shall  have  received  a  duly
executed (i) Subsidiary Guaranty Agreement and (ii) Contribution Agreement.

     4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

     4A.  Required Prepayments.

     4A(1) Required Prepayments of Series B Exchange Notes. Until the Series B Exchange Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Exchange Notes, without Yield-Maintenance Amount, the sum of $2,727,272.73 commencing on February 11, 2003 and each February 11 thereafter to and including February 11, 2011, and such principal amounts of the Series B Exchange Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Exchange Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Exchange Notes.

     4A(2) Required Prepayments of Series C Exchange Notes. Until the Series C Exchange Notes shall be paid in full, the Company shall apply to the prepayment of the Series C Exchange Notes, without Yield-Maintenance Amount, the sum of $2,272,727.27 commencing on May 30, 2003 and each May 30 thereafter to and including May 30, 2011, and such principal amounts of the Series C Exchange Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series C Exchange Notes, together with interest accrued thereon, shall become due on the maturity date of the Series C Exchange Notes.

     4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), (i) at the option of the Company and (ii) upon a holder's election under paragraph 5K, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

     4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     4F. Change of Control. The Company shall give written notice (a "Change of Control Notice") to each holder of any Note not less than 30, and not more than 60 days, prior to the occurrence of any event which will result in a Change of Control. The Change of Control Notice shall identify the event, the reason such event may result in a Change of Control and the Persons involved, and shall include such financial and other information as is available to the Company or which may be obtained by the Company with reasonable effort that would be reasonably necessary for any holder of any Note to make an informed decision as to whether to elect to require prepayment of its Notes and shall set forth the proposed effective date for such Change of Control. Any such holder of a Note, by giving written notice to the Company of such election (an "Election Notice") not later than 5 Business Days prior to the effective date of such Change of Control, if the Change of Control Notice is given at least 30 days prior to such effective date, shall have the option to require the Company to prepay all, but not less than all, of the Notes. Once given, any Election Notice may be revoked by notice given at any time up to the last date an Election Notice could have been given with respect to the Change of Control Notice. If the proposed terms of a Change of Control change substantially, or if any other event which may result in a Change of Control has occurred, the Company shall give each holder of any Note a revised Change of Control Notice and any holder of any Note shall then have another opportunity to elect to require prepayment of the Notes under this paragraph 4F by delivering to the Company a new Election Notice or to revoke, by written notice to the Company, any prior Election Notice not later than 30 days following the date such revised Change of Control Notice is given. The prepayment of the Notes pursuant to this paragraph 4F shall occur on the later of (i) the effective date of such Change of Control or (ii) 5 Business Days following the date any holder's Election Notice if given. If the Company fails to give a Change of Control Notice and a Change of Control occurs, or fails to give a proper Change of Control Notice as to a Change of Control, without waiver of any right on the part of any holder of any Note to accelerate payment of the Notes pursuant to paragraph 7A, any holder of a Note may require the Company, on demand, to prepay all of the Notes. Any prepayment on any Note pursuant to this paragraph 4F shall be accompanied by the payment of the Yield Maintenance Amount with respect to the prepaid principal.

     5.    AFFIRMATIVE  COVENANTS.   So long  thereafter  as  any  Note  is
outstanding and unpaid, the Company covenants as follows:

     5A.  Reporting Requirements.

     5A(1)      General Information.  The Company covenants  that  it  will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter) in each Fiscal Year,

               (a) statements of operations, patrons' and other equity and comprehensive income (loss) and cash flows for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, and

               (b)  balance sheet as at the end of such Fiscal Quarter,

     setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to the Consolidated Statements;

          (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year,

               (a) statements of operations, patrons' and other equity and comprehensive income (loss) and cash flows for such year, and

               (b)  a balance sheet as at the end of such year,

     setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to the Consolidated statements;

          (iii) if the Company or any of its Subsidiaries shall become a public company, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on Form S-8) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly (a)after notice thereof being delivered to the Company or any Subsidiary, notice of the commencement of any audit of any federal, state or other income tax return of the Company or any Subsidiary, and (b) upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) promptly upon receipt thereof, a copy of each report, survey, study, evaluation or assessment or, promptly upon request therefor, any other document prepared by any consultant, engineer, environmental authority or other Person (other than work product of the Company's legal counsel) relating to compliance by the Company or any Subsidiary with any Environmental Laws, if the cost of remediation, repair or compliance may be reasonably expected to exceed $1,000,000 in any one case or in the aggregate;

          (vi) with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this clause (vii), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act;

          (vii) immediately upon the effective date of any amendment or modification of the Bank Agreement (including without limitation any adjustment to the borrowing base thereunder), any such amendment or modification; and

          (viii) with reasonable promptness, such other financial data as a Significant Holder may reasonably request.

     5A(2) Quarterly Officer's Certificates. Together with each delivery of financial statements required by clauses 5A(i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance with the provisions of paragraphs 6A, 6B, 6C, 6D, 6E and 6G and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

     5A(3) Annual Accountant's Letter. Together with each delivery of financial statements required by clause 5A(ii) above, the Company will deliver to each Significant Holder a certificate of the independent public accountants giving the report on such financial statements stating that, in making the audit necessary for their report, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The accountants, however, shall not be liable to anyone as a result of this provision by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

     5A(4)      Special  Information.  The Company also covenants  that  as soon as practicable but in no event later than five Business Days after any Responsible Officer obtains knowledge of:

          (i)       an Event of Default or Default;

          (ii) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

          (iii) legal proceedings filed against the Company and/or any Subsidiary, which reasonably could be expected to have a Material Adverse Effect, or which in any manner draws into question the validity of or reasonably could be expected to impair the ability of the Company to perform its obligations under this Agreement or the Notes;

          (iv) the occurrence of any other event that reasonably could be expected to impair the ability of the Company to meet its obligations hereunder;

          (v) any (a) Environmental Liabilities, (b) pending, threatened or anticipated Environmental Proceedings, (c) Environmental Notices, (d) Environmental Judgments and Orders, or (e) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably could be expected to have a Material Adverse Effect; or

          (vi) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (a) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to such Plan, (b) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan, or (c) has failed to make timely a contribution to any such Plan;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.

     5B.   Inspection  of  Property.  The Company covenants  that  it  will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to:

          (i) visit and inspect any of the properties of the Company and its Subsidiaries,

          (ii) examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom;

          (iii) discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants,

all at such reasonable times and as often as such Significant Holder may reasonably request.

     5C. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

     5D. Guaranteed Obligations. The Company covenants that if any Person (other than the Company) guarantees or provides collateral in any manner for any Indebtedness of the Company or any Subsidiary (other than by issuance of a stand-by letter of credit), it will simultaneously cause such Person to guarantee or provide collateral for the Notes equally and ratably with all Indebtedness guaranteed or secured by such Person pursuant to documentation in form and substance reasonably satisfactory to such holder.

     5E. Maintenance of Insurance. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

     5F.     Maintenance    of    Corporate    Existence/Compliance    with
Law/Preservation of Property. The Company covenants that, except as permitted under paragraph 6F, it and each Subsidiary will do or cause to be done all things necessary to:

          (i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries, including GK Peanuts, Inc., not material to the financial condition, business or operations of the Company and its Subsidiaries taken as a whole.);

          (ii) comply with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and any Subsidiary except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

          (iii)       maintain,   preserve   and   protect   all   material
     intellectual property of the Company and its Subsidiaries; and

          (iv) preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition excluding normal wear and tear.

     5G. Compliance with Environmental Laws. The Company covenants that it and each Subsidiary will, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable Environmental Laws, including, without limitation, the emission of wastewater effluent, solid and hazardous waste and air emissions together with any other applicable Environmental Laws for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and all applicable regulations of the Environmental Protection Agency or other relevant federal, state or local governmental authority, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company agrees to indemnify and hold you, your officers, agents and employees (each an "Indemnified Person") harmless from any loss, liability, claim or expense that you may incur or suffer as a result of a breach by the Company or any Subsidiary, as the case may be, of this covenant other than as a result of the gross negligence or willful misconduct of such Indemnified Person. The Company shall not be deemed to have breached or violated this paragraph 5G if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Laws for which adequate reserves have been established in accordance with GAAP.

     5H. No Integration. The Company covenants that it has taken and will take all necessary action so that the exchange of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of "integration", subject the exchange of the Notes to you to the registration requirements of the Securities Act.

     5I. Other Covenants. If at any time, after the date hereof, any of the terms, covenants or events of default contained in the Bank Agreement or any other financing agreements (the Bank Agreement and such other financing agreements, collectively, "Financing Agreements") is more favorable to the parties under the Financing Agreements than are the terms of this Agreement to the holders of the Notes, this Agreement shall be amended to contain each such more favorable term, covenant or event of default (together with any grace periods for such term, covenant or event of default as provided in the Financing Agreements), and the Company hereby agrees to so amend this Agreement and to execute and deliver all such documents requested by the holders of the Notes to reflect such amendment. Prior to the execution and delivery of such documents by the Company, this Agreement shall be deemed to contain each such more favorable term, covenant or event of default, for purposes of determining the rights and obligations hereunder. As used in this Section 5I the phrase "terms, covenants or events of default" (including both the singular and plural) shall not have reference to interest rate, maturity, amortization prepayment or similar financial terms of the Notes or the Indebtedness governed by the Financing Agreements.

     5J. Credit Facility. On and after the date of this Agreement, the Company shall maintain at all times a credit facility or facilities providing at least $75,000,000 in aggregate commitments available under a revolving loan facility and at least $125,000,000 of term loans having a term of at least two years and otherwise in form and substance satisfactory to Prudential.

     5K.  Offer to Prepay.  The Company shall:

          (i) offer to prepay the Notes pursuant to paragraph 4B, as provided in clause (ii) below:

               (a) in an amount equal to 100% of the Net Proceeds of Stock or any offering by the Company of Subordinated Debt (other than an offering that increases the outstandings under the Company's Subordinated Loan Certificates or Subordinated Capital Certificates of Interest in existence prior to the effective date of this Agreement and described on Schedule 5K hereto). Such prepayment shall be due immediately upon the receipt by the Company of such net proceeds.

               (b) in amounts equal to (i) 100% of the net proceeds from any sale or other disposition by the Company of any inventory (other than sales of inventory in the ordinary course), (ii) 50% of the net proceeds of any sale or other disposition by the
          Company of any of the SSC Securities, and (iii) 100% of the net proceeds from any other sale or other disposition (other than sales of inventory in the ordinary course of business, any sale of the assets of the Pork Division and any sale or dispositions permitted by paragraph 6F(iv)), or series of related sales or
          dispositions,  by  the  Company  of  any  assets  not   otherwise
          referenced above in this paragraph 5K(i)(b), where the net proceeds exceed $3,000,000 for any such sale or $6,000,000 in the aggregate for all such sales. Each such prepayment of net proceeds shall be due immediately upon the receipt by the Company of such net proceeds.

          (ii) Make an offer to prepay the Notes as contemplated by the foregoing in writing to each holder of a Note at least ten Business Days before the proposed date of prepayment specifying such proposed date and the amount available therefor. A holder of Note may accept such offer to prepay by causing a notice of such acceptance to be delivered to the Company within seven Business Days after receipt of the notice required pursuant to this clause (ii). A failure by a holder of Notes to respond to an offer to prepay made pursuant to this clause (ii) within such period shall be deemed to constitute a rejection of such offer by such holder. The amount of all prepayments pursuant to clause (i) above shall be made (A) ratably to each holder of a Note accepting an offer to prepay made under this paragraph 5K and (B) ratably to the agent on behalf of the banks under the Bank Agreement. The offer to prepay the Notes required by subsection 5K(i) shall be distributed to the Senior Note Holders and the banks a party to the Bank Agreement pro rata, based upon the principal outstanding under their respective notes and the loans.

     6.   NEGATIVE COVENANTS.

     So long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     6A(1) Minimum Consolidated Tangible Net Worth. The Company's Consolidated Tangible Net Worth (less any gain or loss as a result of accumulated other comprehensive income, as defined by GAAP) shall as of September 28, 2002, and at all times thereafter, be at least $255,000,000, plus the sum of (i) 50% of the Reported Net Income of the Company and its Consolidated Subsidiaries (to the extent positive) for the Fiscal Quarter ending September 30, 2002, and each Fiscal Quarter thereafter on a cumulative basis (taken as one accounting period), but excluding from such calculations of Reported Net Income for purposes of this clause (i) any Fiscal Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after June 29, 2002.

     6A(2)      Current Ratio.  The Company shall not permit, at any  time,
the   ratio   of  Consolidated  Current  Assets  to  Consolidated   Current
Liabilities to be less than 1.10 to 1.00 calculated on a quarterly basis.

     6A(3)      Fixed Charge Coverage Ratio.  The Company shall not  permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite the relevant fiscal quarter in the following table:

Fiscal Quarter                          Ratio

First Quarter 2003 and                  1.50 to 1.00
Second Quarter 2003

Third Quarter 2003 and                  1.25 to 1.00
Fourth Quarter 2003

First Quarter 2004 and                  1.50 to 1.00
Second Quarter 2004

Third Quarter 2004,                     1.75 to 1.00
and thereafter

     6A(4)      Senior Debt Coverage Ratio.  The Company shall  not  permit the Senior Debt Coverage Ratio to be greater than the ratio set forth opposite the relevant Fiscal Quarter in the following table:

Fiscal Quarter                          Ratio

First Quarter 2003 through              3.25 to 1.00
Fourth Quarter 2003

First Quarter 2004 through              3.50 to 1.00
and including Fourth Quarter 2004

First Quarter, 2005                     3.25 to 1.00
and thereafter

     6A(5) Consolidated Total Debt to Total Capital Ratio. The Company shall not permit the ratio of Consolidated Total Debt to Total Capital to exceed the ratio set forth opposite the relevant Fiscal Quarter in the following table:

          Fourth Fiscal Quarter
          Fiscal Year 2001 through
          Fourth Fiscal Quarter
          Fiscal Year 2002                   0.65 to 1.00

          First Fiscal Quarter
          Fiscal Year 2003, and
          thereafter                         0.60 to 1.00

     6A(6) Interest and Lease Coverage Test. The Company shall not permit the ratio of (i) EBIT plus Consolidated Lease Expense, in each case for the period of eight Fiscal Quarters of the Company most recently ended at such time, to (ii) Consolidated Interest Expense plus Consolidated Lease Expense for such period to be less than the ratio set forth opposite the relevant Fiscal Quarter in the following table:

Fourth Fiscal Quarter
          Fiscal Year 2002            1.00 to 1.00

          First Fiscal Quarter
          Fiscal Year 2003            1.25 to 1.00

          Second Fiscal Quarter
          Fiscal Year 2003            1.25 to 1.00

          Third Fiscal Quarter
          Fiscal Year 2003            1.25 to 1.00

          Fourth Fiscal Quarter
          Fiscal Year 2003            1.25 to 1.00

          First Fiscal Quarter
          Fiscal Year 2004            1.25 to 1.00

          Second Fiscal Quarter
          Fiscal Year 2004            1.25 to 1.00

          Third Fiscal Quarter
          Fiscal Year 2004            1.25 to 1.00

          Fourth Fiscal Quarter
          Fiscal Year 2004            1.00 to 1.00

          First Fiscal Quarter
          Fiscal Year 2005            1.00 to 1.00

          Second Fiscal Quarter
          Fiscal Year 2005            1.25 to 1.00

          Third Fiscal Quarter
          Fiscal Year 2005            1.25 to 1.00

          Thereafter                  1.25 to 1.00

     6A(7) Consolidated Total Debt to EBITDA. The Company shall not permit the ratio of Consolidated Total Debt as of the end of any Fiscal Quarter of the Company to the sum of EBITDA for the Fiscal Quarter then ending and the preceding seven Fiscal Quarters (divided by two), to be greater than the ratio set forth opposite the relevant Fiscal Quarter in the following table:

          Fourth Fiscal Quarter
          Fiscal Year 2002            3.75 to 1.00

          First Fiscal Quarter
          Fiscal Year 2003            3.50 to 1.00

          Second Fiscal Quarter
          Fiscal Year 2003            3.50 to 1.00

          Third Fiscal Quarter
          Fiscal Year 2003            3.50 to 1.00

          Fourth Fiscal Quarter
          Fiscal Year 2003            3.75 to 1.00

          First Fiscal Quarter
          Fiscal Year 2004            4.00 to 1.00

          Second Fiscal Quarter
          Fiscal Year 2004            4.00 to 1.00

          Third Fiscal Quarter
          Fiscal Year 2004            4.00 to 1.00

          Fourth Fiscal Quarter
          Fiscal Year 2004            4.00 to 1.00

          First Fiscal Quarter
          Fiscal Year 2005            3.75 to 1.00

          Second Fiscal Quarter
          Fiscal Year 2005            3.75 to 1.00

          Third Fiscal Quarter
          Fiscal Year 2005            3.75 to 1.00

          Thereafter                  3.50 to 1.00

     6B. Limitation on Restricted Payments. The Company will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest, Subordinated Loan Certificates and Cumulative Preferred Certificates of Interest (except required redemptions as provided in the indentures pursuant to which such Subordinated Debt was issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called "Restricted Payments") except that the Company may make (i) cash patronage refunds in Fiscal Year 2002 and thereafter in an amount, for each Fiscal Year, not to exceed 10% of the member earnings for such Fiscal Year, and (ii) present value cashing retirement and death payments (net of any amount the Company receives as insurance proceeds) in an aggregate amount not to exceed $5,000,000 in any Fiscal Year; provided that the Company shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as no Default or Event of Default shall have occurred and be continuing, there shall not be included in the definition of Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Company or (y) exchanges of Stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange. Moreover, nothing in this Paragraph 6B shall prevent any Subsidiary from making any Restricted Payments to the Company or to any other Related Party that directly owns Stock of such Subsidiary. The term "equity" as used in this Paragraph 6B shall include the Company's common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons.

     6C.   Liens.   The  Company  shall  not,  and  shall  not  permit  any
Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired, except:

          (i) Liens existing prior to the date of this Agreement, as set forth on Schedule 6C attached hereto;

          (ii) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) Liens securing purchase money debt, provided that (i) the Lien in each instance does not extend beyond the assets acquired with the purchase money debt, and (ii) the aggregate of such debt so secured does not exceed five percent (5%) of Consolidated Net Worth;

          (vi) Liens consisting of encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; and

          (vii) Liens securing the obligations due to the parties to the Intercreditor Agreement.

     6D. Restrictions on Loans, Advances, Investments, Asset Acquisitions and Contingent Liabilities. The Company shall not, and shall not permit any Subsidiary to (i) make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person that is not an Affiliate of the Company, or (ii) guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, Stock or dividends of any Person, or (iii) own, purchase or acquire any Stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or (iv) acquire all, or substantially all, of the assets of any Person, in a single or a series of related transactions; except that the Company or any Subsidiary may:

          (i) (x) make or permit to remain outstanding loans or advances to any other Related Party, or (y) guarantee or otherwise become liable for obligations of any other Related Party to the extent such obligation that is guaranteed is incurred in the ordinary course of business of such Related Party or is Indebtedness otherwise permitted to be incurred by such Related Party (including guarantee obligations under the Subsidiary Guaranty);

          (ii) acquire and own Stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;

          (iii) own, purchase or acquire prime commercial paper and certificates of deposit in United States commercial banks (whose long-term debt is rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation), in each case due within one year from the date of purchase and payable in the United States in Dollars;

          (iv) own, purchase and acquire obligations of the United States Government or any agency thereof, in each case due within one year from the date of purchase;

          (v) own, purchase and acquire obligations guaranteed by the United States Government, in each case due within one year from the date of purchase;

          (vi) own, purchase and acquire repurchase agreements of United States commercial banks (whose long-term debt is rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation) for terms of less than one year in respect of the foregoing certificates and obligations;

          (vii) own, purchase and acquire tax-exempt securities maturing within one year from the date of purchase and rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation;

          (viii) own, purchase and acquire adjustable rate preferred stocks rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation;

          (ix) endorse negotiable instruments for collection in the ordinary course of business;

          (x) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

          (xi) (x) permit to remain outstanding investments in the Subsidiaries of the Company in existence as of October 23, 2001 and
     (y) make or permit to remain outstanding investments in any Subsidiary (whether in existence on November 3, 2000 or created thereafter) in accordance with Paragraph 6N, if such Subsidiary is a Related Party;

          (xii) make or permit to remain outstanding loans from Agratrade Financing, Inc., a Wholly Owned Subsidiary of the Company, to members and non-members of the Company (provided that all such loans are made to facilitate the business of the Company) in an aggregate amount not to exceed $20,000,000;

          (xiii) make or permit to remain outstanding investments described on Schedule 6D attached hereto;

          (xiv) make or permit to remain outstanding investments in GC Properties in an aggregate amount not exceeding $500,000 during the term of the Note Agreement;

          (xv) prior to the Note Purchase Date, guarantee or otherwise be or become contingently liable for obligations of Young Pecan not to exceed an aggregate amount of $60,000,000, and (y) on and after the Note Purchase Date, own and hold the CoBank Note;

          (xvi) have increases in existing investments arising from non-cash notified equity or other equity methods of accounting for equity increases which are non-cash; and

          (xvii) make or permit to remain outstanding investments in any money market fund that invests only in investments described in subsections (c), (d), (e), (f), (g), or (h) of this Paragraph 6D.

     6E. Sale of Stock and Indebtedness of Subsidiaries. Without the prior written consent of Prudential, which consent shall be at its sole discretion, the Company shall not, and shall not permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of Stock or Indebtedness of any Subsidiary, except (i) to the Company or another Related Party, (ii) all shares of Stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration that represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of Stock and Indebtedness so sold, provided that the assets of such Subsidiary do not constitute a Substantial Part of the Consolidated Assets of the Company and all Subsidiaries and that the earnings of such Subsidiary shall not have constituted a Substantial Part of Consolidated Net Earnings for any of the three Fiscal Years then most recently ended, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of Stock or Indebtedness of any other Subsidiary (unless all of the shares of Stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Paragraph 6E), and (c) dispositions of Stock permitted by Paragraph 6F(iv).

     6F. Merger and Sale of Assets. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction of merger, consolidation, pooling of interest, joint venture, syndicate or other combination with any other Person or sell, lease, transfer, contribute as capital, or otherwise dispose of all or a Substantial Part of the consolidated assets of the Company and all Subsidiaries or assets that shall have contributed a Substantial Part of Consolidated Net Earnings for any of the three Fiscal Years then most recently ended, in any single transaction or series of related transactions, to any Person, except that:

          (i) any Subsidiary may merge with (a) the Company, provided that the Company shall be the continuing or surviving corporation, or
     (b) any one or more other Subsidiaries provided that if any Loan Party is party to such merger, a Loan Party shall be the continuing or surviving corporation;

          (ii) any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or another Related Party; and

          (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph 6E with respect to a sale of the Stock of such Subsidiary; and

          (iv) (a) the Company may sell or otherwise dispose of its interests in Agratech Seeds Inc., a Georgia corporation, and (b) Agratech Seeds Inc. may sell or otherwise dispose of its interests in Agratech Seeds Argentina S.A., provided, in each case, that (x) the net proceeds of any such sale or other disposition, if any, are contributed to the Company, or (y) such sale or disposition results in favorable federal tax treatment, or a federal tax deduction pursuant to Section 170 of the Code.

     6G. Sale and Lease-Back. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement, with any Person or under which such other Person is a party, providing for the leasing by the Company or any Subsidiary of real or personal property, used by the Company or any Subsidiary in the operations of the Company or any Subsidiary, that has been or is sold or transferred by the Company or any Subsidiary to any other Person to whom funds have been or are to be advanced by such other Person on the security of such rental obligations of the Company or such Subsidiary except to the extent that the total amount of such arrangements involve, at any one time, assets or property that constitute an amount equal to or less than ten percent (10%) of Consolidated Capital Assets.

     6H. Sale or Discount of Receivables. The Company shall not, and shall not permit any Subsidiary to, sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     6I.   Hedging Contracts.  The Company shall not, and shall not  permit any Subsidiary to, enter into any Hedging Contract except: (i) bona fide hedging transactions in commodities that represent production inputs or products to be marketed, or in commodities needed in operations to meet manufacturing or market demands, provided that (a) long positions and/or options sold on corn and wheat shall in no event cover more than thirty-nine weeks of the Company's anticipated requirements for feed ingredients, and none of such positions and/or options shall cover more than six and one-half weeks of such anticipated requirements unless they have been entered into in compliance with the Company's Corporate Policy For Futures Contracts approved by the Company's Board of Directors on April 24, 1998
and have been approved by the Company's Hedging Committee, (b) long positions and/or options sold on soybean meal shall in no event cover more than thirty-nine weeks of the Company's anticipated requirements for feed ingredients, and none of such positions and/or options shall cover more than six and one-half weeks of such anticipated requirements unless they have been entered into in compliance with the Company's Corporate Policy For Futures Contracts approved by the Company's Board of Directors on April 24, 1998 and have been approved by the Company's Hedging Committee, and (c) short positions on corn shall not exceed 2,000,000 bushels, and shall at all times relate to corn owned or contracted for purchase by the Company;
and (ii) foreign exchange contracts, currency swap agreements, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements that are reasonably related to existing indebtedness or to monies to be received or paid in foreign currencies.

     6J. Issuance of Stock by Subsidiaries. The Company shall not permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or dispose of any shares of its Stock of any class (other than directors' qualifying shares, if any) except to the Company or another Subsidiary.

     6K. Capital Expenditures. The Company and its Subsidiaries shall not, on a consolidated basis, directly or indirectly, make Capital Expenditures (i) in connection with the "tray pack operations" associated with Publix Markets' requirements at the Company's location in Live Oak, Florida, in excess of $30,000,000 in the aggregate after June 29, 2002, and
(ii) for all other purposes, in excess of the sum of (a) $50,000,000 in the aggregate for any fiscal year, plus (b) the Capital Expenditure Carry Forward Amount, if any.

     6L.   Indebtedness  for Money Borrowed.  The Company  shall  not,  and shall not permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness for Money Borrowed, except for the following:

          (i)       the Notes;

          (ii) Indebtedness existing under the Bank Agreement and the other loan documents executed thereunder (including, without limitation, all Loans and Letter of Credit Obligations (as such terms are defined in the Bank Agreement));

          (iii) Indebtedness (including guaranties) that may be deemed to exist pursuant to any performance, surety, appeal or similar bonds obtained by the Company or any of its Subsidiaries in the ordinary course of business;

          (iv) Indebtedness for Money Borrowed in existence on the date hereof, and set forth on Schedule 6L; provided, however, in connection with the mortgage facility on the corporate headquarters building owned by GC Properties as set forth on Schedule 6L, such mortgage facility may be increased by an amount not to exceed $5,000,000 after March 30, 2002.

          (v)       Subordinated Debt;

          (vi) unsecured Indebtedness for Money Borrowed owing by any Related Party to any other Related Party; and

          (vii) reimbursement obligations under letters of credit issued by any of the lenders under the Bank Agreement, provided that the aggregate principal amount of such reimbursement obligations does not exceed $25,000,000 at any one time (exclusive of Letters of Credit issued under the Bank Agreement).

     6M. Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, or (ii) for transactions between Loan Parties.

     6N. Creation of Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create any Subsidiary unless (i) such Subsidiary is a Wholly Owned Subsidiary, (ii) such Subsidiary is organized under the laws of a jurisdiction within the United States of America, (iii) such Subsidiary executes at the time of its creation the Security Agreement (together with applicable Uniform Commercial Code financing statements), the Subsidiary Guaranty Agreement and the Contribution Agreement (either directly or by executing a supplement thereto) and the Stock of such Subsidiary is pledged to the Agent as Collateral (as such term is defined in Section 3.21 of the Bank Agreement), (iv) an opinion of counsel, acceptable to Prudential, is delivered to Prudential confirming the due organization of such Subsidiary, the enforceability of the Security Agreement, the Subsidiary Guaranty Agreement and the Contribution Agreement against such Subsidiary, and such other matters as Prudential may reasonably request, and (v) no Event of Default has occurred and is continuing immediately prior to or after the creation of the Subsidiary.

     6O. Bank Agreement. The Company will not amend, modify or supplement the Bank Agreement to (i) permit any additional mandatory prepayments thereunder, (ii) require the reduction of the commitments to lend thereunder (iii) change the amortization of any term loan thereunder or
(iv) permit the prepayment of any term loan thereunder.

     7.   EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for Money Borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraphs 5I, 5K, 5L or 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 20 days after any Responsible Officer obtains actual knowledge thereof; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 10 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a Substantial Part, or the divestiture of the Stock of a Subsidiary whose assets represent a Substantial Part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or Stock of a Subsidiary, which shall have contributed a Substantial Part of the Consolidated Net Earnings of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three Fiscal Years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and, within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000;

          (xv) the Company or any Guarantor or any other Person shall disavow or attempt to terminate any or all of the Related Documents or any or all of the Related Documents shall cease to be in full force and effect in whole or in part for any reason whatsoever; or

          (xvi) any of the Security Documents shall be cancelled, terminated, revoked or rescinded or the security interests, mortgages or liens in any of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Related Documents shall be commenced by or on behalf of the Company or any of its Subsidiaries party thereto or any of their respective stockholders or any other Person, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Security Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (xvii) (i) an event of default shall have occurred under the Credit Agreement (without giving effect to any amendment, consent or waiver thereof), or (ii) the banks party to the Credit Agreement shall accelerate the maturity of all or any part of the indebtedness thereunder, or (iii) the commitments under the Credit Agreement shall be terminated in whole or in part, or (iv) the bank a party to the Credit Agreement shall refuse to advance funds under the Credit Agreement for any reason whatsoever;

then:
          (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,

          (b)   if  such event is an Event of Default specified  in  clause
     (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

          (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such
Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series,
(ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8.     REPRESENTATIONS,   COVENANTS  AND  WARRANTIES.    The   Company
represents, covenants and warrants as follows:

     8A. Organization and Qualification. The Company is an agricultural membership cooperative duly incorporated and existing in good standing under the Cooperating Marketing Act of the State of Georgia, each Subsidiary is duly incorporated and existing in good standing under the law of the jurisdiction in which it is incorporated, the Company and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and the Company and each Subsidiary is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted by property owned by it legally requires such qualification except to the extent failure to so qualify does not result in a Material Adverse Effect.

     8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: consolidated balance sheets of the Company and its Subsidiaries as at June 30, in the years of 1994 through 2001, consolidated statements of operations and statements of patrons' and other equity and comprehensive income (loss) and cash flows of the Company and its
Subsidiaries for such years, all certified by KPMG Peat Marwick, consolidated balance sheets of the Company and its Subsidiaries as at July 1, 2000 and consolidated statements of operations and statements of patrons' and other equity and comprehensive income (loss) and cash flows of the Company and its Subsidiaries for the Fiscal Year ending on July 1, 2000. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of operations and statements of patrons' and other equity and comprehensive income (loss) and cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole (except as otherwise described in subsequent unaudited quarterly financial statements and other correspondence delivered to Prudential) since July 1, 1999.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Company and its Subsidiaries as a whole.

     8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness, on a consolidated basis except as permitted by paragraph 6A. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     8E. Title to Properties. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other properties or assets, including the properties and assets reflected in the balance sheet as at July 1, 1999 hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect.

     8F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns, which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all Fiscal Years prior to and including the Fiscal Year ended in 1996. Income taxes of the Company and its Subsidiaries filed with the State of Georgia have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all Fiscal Years prior to and including the Fiscal Year ended in 2001.

     8G. Conflicting Agreements or Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement nor of the Exchange Notes, nor the offering, issuance and exchange of the Exchange Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Exchange Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Exchange Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

     8H. Offering of Exchange Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Exchange Notes or any similar security of the Company for sale to, or solicited any offers to buy the Exchange Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than you, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the exchange of the Exchange Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any Person acting on behalf of the Company has offered or sold to any Person, any notes, or any securities of the same or similar class as the Exchange Notes, or any other substantially similar securities of the Company.

     8I. Use of Proceeds/Margin Regulations, Etc. The proceeds of the 1997 Series A Notes and 1997 Series B Notes were used for general working capital purposes. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Exchange Notes to violate Regulation U or X or (to our best knowledge) any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     8J.   ERISA.   No  accumulated  funding  deficiency  (as  defined   in
section 302, of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA which respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issue or exchange of the Exchange Notes will not involve any prohibited transaction within the meaning of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code or a violation of Section 406 or
Section 407 of ERISA.

     8K. Foreign Assets Control Regulations. Neither the borrowing by the Company hereunder nor its use of the proceeds thereof violated the Foreign Assets Control Regulations, the Cuban Assets Control Regulations or the Iranian Assets Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V).

     8L. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, exchange or delivery of the Exchange Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange
Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offer, issue, exchange or delivery of the Exchange Notes or fulfillment of or compliance with the terms and provisions hereof or of the Exchange Notes.

     8M. Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess all franchise, certificates, licenses, permits, and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

     8N. Pollution and Other Regulations. The Company and each Subsidiary have obtained all material permits, licenses and other authorizations which are required under, and are in material compliance with, Federal, State and local laws and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. The Company and each Subsidiary are in material compliance with all laws and regulations relating to equal employment opportunity and employee health and safety, and health and sanitary codes, in all jurisdictions in which the Company and each Subsidiary are presently doing business. The Company will and will cause each Subsidiary to be in material compliance with all laws and regulations which may be legally imposed in the future in jurisdictions in which the Company and any Subsidiary may then be doing business.

     8O. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company contemplated hereby.

     9. REPRESENTATIONS OF PRUDENTIAL. Prudential represents that it acquired the 2000 Series B Exchange Notes and the 2000 Series C Exchange Notes for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, provided that the disposition of Prudential's property shall at all times be and remain within its control.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. Yield-Maintenance Terms.

     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or paragraph 4F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Designated Spread" shall mean .50% of 1%.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by
(i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge Telerate Service (or such other display as may replace page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any
comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinstatement Yield will be rounded to that number of decimal places as appears in the Applicable Rate for the Notes.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or paragraph 4F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Additionally, for purposes of this Agreement, Young Pecan shall be considered an Affiliate of the Company and its Subsidiaries notwithstanding anything else to the contrary contained herein.

     "Agratech Seeds, Inc." shall mean AgraTrade Seeds Inc., a Georgia corporation and wholly-owned Subsidiary of the Company.

     "Agreement" shall mean this Note Agreement, together with all Exhibits and Schedules hereto, as from time to time amended and supplemented.

     "Applicable Rate" shall mean the interest rate of the Notes as adjusted, at the end of each of its Fiscal Quarters (calculated as of September 30, 2000 for the Applicable Rate applicable immediately following the Exchange Closing Day) based upon the Company's ratio of Consolidated Total Adjusted Debt to EBITDA as calculated pursuant to paragraph 6A(8), as follows for each Note:


                 Less     Less     Less     Less     Less     Less
                 than or  than or  than or  than or  than or  than
                 equal    equal    equal    equal    equal    equal    Less
                 to 5.0   to 4.5   to 4.0   to 3.75  to 3.25  to 2.75  than
        Greater  or great-or great-or great-or great-or great-or great-or than 5.0 er than  er than  er than  er than  er than  er than  equal
                 4.5      4.0      3.75     3.25     2.75     2.25     to 2.25
TAD
to
EBITDA

Series C
Exchange
Notes due
May 2012  11.50% 11.00%   11.00%   10.75%   10.50%   10.25%   9.25%   8.75%

Series B
Exchange
Notes due
Feb. 2012 11.25% 10.75%   10.75%   10.50%   10.25%   10.00%   9.00%   8.50%

     "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its Treasurer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information
Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "Bank Agreement" shall mean that certain Third Amended and Restated Credit Agreement dated as of the date hereof among the Company, various banks, lending institutions and institutional investors party thereto and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, as it may be amended, modified or supplemented in a manner acceptable to Prudential.

     "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

     "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Asset" shall mean fixed assets, both tangible and intangible, provided that Capital Asset shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP, and shall not include any good will created on the balance sheet of the Company from the purchase of the common stock of Golden Poultry.

     "Capital Expenditure Carry Forward Amount" shall mean, to the extent positive, for any fiscal year, a carry forward amount equal to $50,000,000 less the aggregate amount of Capital Expenditures made pursuant to Paragraph 6K(ii) in the immediately preceding fiscal year.

     "Capital Expenditures" shall mean amounts paid or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or any of its Subsidiaries of Capital
Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     "Capitalized Lease Obligation or Capital Leases" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "Change of Control" shall mean the acquisition or possession by any Person and its Affiliates, directly or indirectly, of (i) the power (a) to vote 40% or more of the common stock having ordinary voting power for the election of directors of the Company or (b) to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting common stock, by contract or otherwise or (ii) 40% of the outstanding common stock of the Company.

     "CoBank Note" shall mean the note issued by Young Pecan to the order of CoBank, ACB as referenced in that certain Debt Repurchase Agreement between CoBank, ACB, the Company and Young Pecan Shelling Company, Inc. dated as of April 30, 2001.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral"  shall  have the meaning specified in  the  Intercreditor
Agreement.

     "Company" shall mean Gold Kist Inc.

     "Consolidated Current Assets" shall mean the current assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" shall mean the current liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, total interest expense for such period of the Company and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

     "Consolidated Lease Expense" shall mean, for any period, the total rental obligations under operating leases for such period of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Earnings" shall mean consolidated gross revenues of the Company and its Subsidiaries before extraordinary items (but after giving effect to the credit resulting from any tax loss carry forwards) less all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, or any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary; all determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean the net worth of the Company and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Senior Debt" shall mean the sum of (i) Consolidated Total Debt, less (ii) any amounts outstanding under any Subordinated Debt of the Company (to the extent included in Consolidated Total Debt), less
(iii) [any obligations with respect to letters of credit issued for the account of the Company or any of its Subsidiaries in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, to the extent such drawing is reimbursed no later than the tenth Business Day following receipt by the Company or such Subsidiary of a demand for reimbursement thereunder], and less (iv) any other Consolidated Total Debt subordinated to the repayment of the Company's obligations to the holders of the Notes in form and substance satisfactory to the Required Holders.

     "Consolidated Tangible Net Worth" shall mean Consolidated Net Worth, less the Intangible Assets of the Company and its Subsidiaries, but including the goodwill (as reflected on the Company's financial statements delivered pursuant to paragraph 5A hereof from time to time but not to exceed $23,900,000) created in connection with the acquisition by the Company of the outstanding equity of Golden Poultry in September, 1997 plus up to $20,000,000 in connection with any write-down in the book value of the SSC Securities for the period ending March 2002 and thereafter.

     "Consolidated Total Assets" shall mean all assets of the Company and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Total Capital Assets" shall mean all Capital Assets of the Company and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Total Debt" shall mean (i) Total Debt of the Company and its Subsidiaries, plus (ii) the Total Debt of any other Person (other than Young Pecan) which (a) has been guaranteed by the Company or any Subsidiary or (b) is supported by a letter of credit issued for the account of the Company or any Subsidiary, all consolidated in accordance with GAAP.

     "Contribution Agreement" shall mean the Second Amended and Restated Contribution Agreement, substantially in the form of Exhibit D, as it may be amended, modified, supplemented or restated from time to time.

     "Cumulative Preferred Certificates of Interest" shall mean those debt instruments issued by the Company to the public prior to 1977, and which have no maturity dates.

     "EBIT" shall mean, for any period, an amount equal to (i) the sum for such period of Consolidated Net Earnings plus, to the extent subtracted in determining such Consolidated Net Earnings, provisions for taxes based on income and Consolidated Interest Expense, minus (ii) any items of gain or plus any items of loss, which were included in determining such Consolidated Net Earnings and were (a) not realized in the ordinary course of business or (b) the result of any sale of assets.

     "EBITDA" shall mean, for the Company and its Subsidiaries, for any period, an amount equal to (i) the sum for each period of (a) Consolidated Net Earnings plus, (b) to the extent subtracted in determining such Consolidated Net Earnings, (x) provisions for taxes based on income and Consolidated Interest Expense, and (y) depreciation and amortization of assets for such period, minus (ii) any items of gain or plus any items of loss, which were included in determining such Consolidated Net Earnings and were (1) not realized in the ordinary course of business or (2) the result of any sale of assets.

     "Environmental Judgments and Orders" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

     "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including, without limitation, any Hazardous Substances, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substances, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation, (i) the Clean Air Act (42 U.S.C. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), (iv) the Toxic Substances
Control Act (15 U.S.C. 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. 9601 et seq.).

     "Environmental  Liabilities"  shall  mean  any  liabilities,   whether
accrued or contingent, arising from or relating in any way to any Environmental Requirements.

     "Environmental Notices" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

     "Environmental Proceedings" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

     "Environmental Requirements" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Closing" or "Exchange Closing Day" shall have the meaning specified in paragraph 2.

     "Exchange Notes" shall have the meaning specified in paragraph 1A.

     "Fiscal Quarter" shall mean the applicable fiscal quarter of the Company.

     "Fiscal Year" shall mean the applicable fiscal year of the Company.

     "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) EBITDA for the four Fiscal Quarter period then ended, to (ii) the sum of (a) Consolidated Interest Expense for the four Fiscal Quarter period then ended, and (b) the aggregate scheduled principal amount of Indebtedness for Money Borrowed (other than the Revolving Loans) to be paid within one year after the last day of such Fiscal Quarter.

     "GAAP" shall mean generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants as well as statements and pronouncements of the Financial Accounting Standards Board that are applicable, in each case as such principles are supplemented and amended from time to time.

     "GC Properties" shall mean GC Properties, a general partnership formed under the laws of the State of Georgia, with the Company and Cotton States Insurance Companies acting as the general partners.

     "GK   Finance"  shall  mean  GK  Finance  Corporation,  a  corporation organized and existing under the laws of the State of Delaware, which is a wholly-owned Subsidiary of the Company.

     "Golden   Poultry"  shall  mean  Golden  Poultry  Company,   Inc.,   a
corporation formerly organized under the laws of the State of Georgia but no longer in existence, which was a Subsidiary of the Company.

     "Guarantee or Guaranty" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee or Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "Guarantor"  shall  have the meaning specified  in  the  Intercreditor
Agreement.

     "Guaranty Agreement " shall have the meaning assigned to the term Guaranties in the Intercreditor Agreement.

     "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

     "Hedging Contracts" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Person designed to protect against fluctuations in either foreign exchange rates or interest rates.

     "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and such Person's pro-rata share of any obligations of a general partnership in which such Person is the general partner); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under Hedging Contracts, or similar agreements or combinations thereof which are disclosed as liabilities on the balance sheet of such Person in accordance with GAAP; provided, however, that unless and until Young Pecan is deemed a Subsidiary of the Company pursuant to this Agreement, clause
(i) of this definition of "Indebtedness" shall not include the Company's pro rata share, as a general partner of Young Pecan, of the indebtedness of Young Pecan.

     "Intangible Assets" of a Person, shall mean the non-current, non-physical assets of such Person that entitle such Person to certain legal rights or competitive advantages, and shall include copyrights, trademarks, tradenames and other intellectual property, franchises, goodwill (to the extent positive), organization costs, licenses and permits.

     "Intercreditor Agreement" shall mean that certain Second Amended and Restated Intercreditor Agreement dated as of even date herewith among the Company, the various banks, lending institutions and institutional investors a party to the Bank Agreement, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as amended, modified, supplemented or restated from time to time in accordance with its terms.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, including any rights of setoff (whether by statute, common law, contract or otherwise).

     "Material  Adverse Effect" shall mean any material adverse  change  in
(i) the business, results of operations, financial condition, assets or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of Company or its Subsidiaries to perform their obligations under this Agreement, (iii) the validity or enforceability of the Notes or this Agreement, or (iv) the rights or remedies of the Noteholders under any of the Notes or this Agreement.

     "Money Borrowed" shall mean, as applied to the Indebtedness of a Person,

          (i) Indebtedness for money borrowed including all revolving and term Indebtedness and all other lines of credit; or

          (ii) Indebtedness (other than trade debt of such Person incurred in the ordinary course of business), whether or not in any such case the same was for money borrowed:

                    (a) represented by notes payable, and drafts accepted, that represent extensions of credit;

                    (b) constituting obligations evidenced by bonds, debentures, notes or similar instruments; or

                    (c) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; or

          (iii) all reimbursement obligations under any letters of credit or acceptances; or

          (iv) Indebtedness that is such by virtue of subsection (iii) of the definition of Indebtedness, but only to the extent that the obligations guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

     "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

     "Noteholder" shall have the meaning set forth in the introductory section of this Agreement.

     "Net Proceeds of Stock" shall mean any proceeds received by the Company or a Consolidated Subsidiary in respect of the issuance of Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Stock, including without limitation any underwriter's discounts and commissions.

     "Note Purchase Date" shall mean the date upon which the Company purchases the CoBank Note.

     "Notes" shall have the meaning specified in paragraph 1.

     "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability corporation or partnership, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "Pork Division" shall mean those operations and facilities of the Company utilized for the production and marketing of hogs.

     "Prudential" shall mean The Prudential Insurance Company of America and its successors and assigns.

     "Prudential Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and
(ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other entity's Voting Stock or equivalent voting securities or interests.

     "Related Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty Agreement, the Contribution Agreement, any Security Agreement, the Intercreditor Agreement and any other document delivered in connection herewith or therewith.

     "Related Party" shall mean the Company and each wholly-owned Subsidiary of the Company whose Stock is pledged to the Collateral Agent pursuant to the Security Agreement (or a supplement thereto), and that has executed and delivered the Security Agreement (or a supplement thereto) and the Subsidiary Guaranty Agreement (or a supplement thereto) to Prudential, together with all applicable financing statements required under the Uniform Commercial Code, and such opinions of counsel and other documents as may be reasonably required by Prudential.

     "Reported Net Income" shall mean, for any period, the Net Income as reflected on the financial statements delivered pursuant to paragraph 5A hereof.

     "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "Restricted Payments" has the meaning set forth in paragraph 6B of this Agreement.

     "SSC Securities' shall mean the $40,000,000 Series B Cumulative Redeemable Preferred Stock and the $60,000,000 Series B Capital Securities issued by Southern States Cooperative or Southern States Capital Trust, respectively, and purchased by the Company pursuant to the Securities Purchase Agreement between the Company and Southern States Cooperative dated as of October 5, 1999.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall mean that certain Second Amended and Restated Security Agreement dated as of even date herewith executed by the Company and certain of its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein), in form and substance satisfactory to the holders of the Notes, as originally executed or as from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Security Documents" shall mean the Security Agreement, the Pledge Agreement (as such term is defined in the Bank Agreement), the Contribution Agreement and the Subsidiary Guaranty Agreement.

     "Senior Debt Coverage Ratio" shall mean, as of any fiscal quarter end, the ratio of (i) Consolidated Senior Debt as of the end of such fiscal quarter, to (ii) the sum of EBITDA for the fiscal quarter then ending and the preceding seven fiscal quarters (divided by two).

     "Senior  Note Holders" shall mean the holders, from time to  time,  of
(i) the notes issued pursuant to that certain Master Loan Agreement, dated as of August 1, 1996, with CoBank, ACB, as amended December 23, 1997, and that certain multiple Advance Term Loan Supplement dated September 1, 1997 with CoBank, ACB, as such notes or agreements may be modified, amended, renewed, refinanced or replaced, or (ii) the Notes.

     "Series" shall have the meaning specified in paragraph 1A.

     "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

     "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

     "Stock" shall mean, as applied to any Person, any stock, share capital, partnership interests or other equity of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "Subordinated Capital Certificates of Interest" shall mean those debt instruments issued by the Company to the public under Trust Indentures with SunTrust Bank, Atlanta, Georgia, as Trustee, registered with the United States Securities and Exchange Commission and having maturities of greater than one year.

     "Subordinated Debt" shall mean all Indebtedness for Money Borrowed wherein the principal and premium, if any, and interest is subordinated and junior in right of payment to the prior payment in full of all other Indebtedness of the Company for Money Borrowed except other Subordinated Debt and shall include, without limitation, the Subordinated Capital Certificates of Interest, Subordinated Loan Certificates, and Cumulative Preferred Capital Certificates of Interest, issued by the Company.

     "Subordinated Loan Certificates" shall mean those debt instruments issued by the Company to the public under Trust Indentures with SunTrust Bank, Atlanta, Georgia, as Trustee, registered with the United Stated Securities and Exchange Commission and having maturities of one year or less.

     "Subsidiary" shall mean any corporation, partnership, joint venture, limited liability company, trust or estate or other entity in which (or of which) the Company, directly or indirectly, owns or controls more than 50% of (i) any shares of Stock or other form of ownership interest of such Person having general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (ii) the interest in the capital or profits of such Person, provided, however, notwithstanding the foregoing, GC Properties shall not be deemed to be a "Subsidiary" of the Company, and provided, further, notwithstanding the foregoing, Young Pecan shall not be deemed to be a "Subsidiary" of the Company until the earlier of (x) October 31, 2002, and (y) the date of any repurchase demand on, or repurchase by, the Company of the CoBank Note pursuant to that certain Debt Repurchase Agreement between CoBank, ACB, the Company and Young Pecan Shelling Company, Inc. dated as of April 30, 2001.

     "Subsidiary Guaranty Agreement" shall mean the Second Amended and Restated Subsidiary Guaranty Agreement, substantially in the form of Exhibit C, as it may be amended, modified, supplemented or restated from time to time.

     "Substantial Part" shall mean, with respect to the consolidated assets of the Company and all Subsidiaries, assets which, as a whole, (x) constitute more than 10% of Consolidated Total Assets or (y) contributed more than 15% of Consolidated Net Earnings for any one or more of the three prior Fiscal Years of the Company.

     "2000 Agreement" shall have the meaning specified in the recitals to this Agreement.

     "2000 Series B Exchange Note" shall have the meaning specified in paragraph 1.

     "2000 Series C Exchange Note" shall have the meaning specified in paragraph 1.

     "Total Capital" shall mean the sum of Consolidated Total Adjusted Debt and Shareholders' Equity (less any amount shown as "unrealized gain on marketable equity securities" on the Company's financial statement most recently delivered pursuant to paragraph 5A(1).

     "Total Debt" shall mean, as to any Person, and include without duplication:

          (i) all Indebtedness for Money Borrowed, including, without limitation, purchase money mortgages, Capital Leases, any asset securitization programs that are not non-recourse, conditional sales contracts and similar title retention debt instruments (including any current maturities of such indebtedness), which under GAAP is shown on the balance sheet as a liability (but excluding reserves for deferred income taxes and other reserves to the extent such reserves do not constitute an obligation); and

          (ii) Guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, Stock or dividends of any other Person; and

          (iii) obligations under any other contract in connection with any borrowing which, in effect, is substantially equivalent to a guarantee (other than any undertaking with respect to the obligations of Young Pecan during the period in which Young Pecan is not deemed to be a "Subsidiary" as described in the last sentence of the definition of "Subsidiary"); and

          (iv) obligations with respect to any redeemable preferred Stock which is required or scheduled to be redeemed within one year from the date of calculation.

Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Total Debt of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

     "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Noteholder under this Agreement.

     "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation
(irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" shall mean any Subsidiary all of the shares of Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

     "Young Pecan" shall mean Young Pecan Company, a general partnership formed under the laws of the State of South Carolina with GK Pecans, Inc. and Y Pecans, Inc., a South Carolina corporation, as general partners.

     10C. Accounting Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.  MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as Prudential or Gateway shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts specified in the Purchaser Schedule attached hereto in the case of any Note or (ii) such other account or accounts in the United States as Prudential may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Prudential agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as Prudential has made in this paragraph 11A.

     11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Noteholder and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel (including, without limitation, allocated costs of in-house counsel) engaged by Prudential or any Transferee in connection with this Agreement (other than with respect to the initial transfer to the Transferee), the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, (including, without limitation, allocated costs of in-house counsel) incurred by any Noteholder or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Noteholder or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration or transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the
Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for
registration   of  transfer  or  exchange.   Every  Note  surrendered   for
registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Noteholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Noteholder or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H, Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

     11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as Prudential shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Gold Kist Inc., 244 Perimeter Center Parkway NE, Atlanta, GA 30346, P.O. Box 2210, Atlanta, GA 30301, Attention: Stephen O. West, Telecopier: 404-393-5421, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

     11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

     11K.   Severability.   Any  provision  of  this  Agreement  which   is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York. THE COMPANY HEREBY SUBMITS TO THE
JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

     11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11P. Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential, it shall become a binding agreement among the Company, the Gateway Recovery Trust and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.


                         Very truly yours,

                         GOLD KIST INC.



                         By:  /s/ M. A. Stimpert
                           Name:  M. A. Stimpert
                           Title: Senior Vice President
                                  Planning and Administration


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA



By: /s/ Billy Greer
  Vice President


THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA, as asset manager
   for Gateway Recovery Trust



By: /s/ Gwendolyn Foster
  Vice President

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